UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 8, 2021

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Tonix Pharmaceuticals Holding Corp (the “Company”) issued a press release announcing the development of a COVID-19 skin test to measure SARS-CoV-2 exposure and T cell immunity. A copy of the press release is furnished as Exhibit 99.01 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On February 8, 2021, the Company announced the development of a COVID-19 skin test to measure SARS-CoV-2 (CoV-2) exposure and T cell immunity, and that it received a written response from the U.S. Food and Drug Administration (“FDA”) to a Type B pre-investigational new drug (“IND”) meeting package describing its technology and plans to develop a diagnostic skin test, TNX-2100 (SARS-CoV-2 epitope peptide mixtures for intradermal administration), to measure the delayed-type hypersensitivity (“DTH”) reaction to CoV-2, the virus that causes COVID-19.

TNX-2100 is designed to measure T cell immunity to CoV-2. There currently is no standardized laboratory test available to measure T cell immune responses to CoV-2. T cell immunity to CoV-2 persists longer than antibody immunity, is sometimes present in the absence of a measurable antibody response and is believed to provide an important element of protection against serious COVID-19 illness after infection with CoV-2.

TNX-2100 has the potential to serve as: 1) a biomarker for cellular immunity and protective immunity, 2) a method to stratify participants in COVID-19 vaccine trials by immune status; 3) an endpoint in COVID-19 vaccine trials, and 4) a biomarker of durability of vaccine protection.

When fully developed, the TNX-2100 skin test is expected to provide information of potential diagnostic, safety and predictive significance in a timely and cost-effective manner, including the durability of immune responses in vaccinated, convalescent and exposed individuals, clusters, workplaces and populations.

TNX-2100 is a test comprising three different mixtures of synthetic peptides (TNX-2110, -2120 and -2130), which are designed to represent different protein components of the CoV-2 virus. TNX-2110 (CoV-2 multi-antigen peptides) represents multiple proteins from CoV-2. TNX-2120 (CoV-2 spike peptides) represents only the spike protein. TNX-2130 (CoV-2 non-spike peptides) represents non-spike proteins. Each of these three tests is expected to be administered as part of the same procedure, at separate locations on the forearm, and each is expected to elicit a DTH response after approximately 48 hours in individuals with pre-existing T cell immunity to peptides in that mixture. Individuals who have been infected by or exposed to CoV-2 would be expected to respond to all three mixtures. In contrast, a successfully vaccinated individual who has not been exposed or infected by CoV-2 would be expected to respond only to TNX-2120 (CoV-2 spike peptides), since the currently available vaccines only encode spike protein. In the planned clinical protocol for testing TNX-2100, positive skin test controls will be used to confirm that study participants have intact T cell immunity and are not immunodeficient.

The test is designed to be administered in the same way as skin tests for tuberculosis, or TB, sold as Tubersol® or Apisol®, or generically as the Mantoux tuberculin purified protein derivative (PPD) test. A thin gauge needle is used to apply the three separate peptide mixtures into the skin, or intradermally, on the inner surface of the forearm between the wrist and the elbow. The test may be administered in a variety of settings. In a typical positive test, the skin surrounding the injection site is expected to become red, raised and hardened, or “indurated”, after approximately 48 hours. Induration above a threshold level would signify a positive result and the diameter of the induration would indicate the amount of T cell immunity to the test peptides. DTH skin test responses are believed to reflect functional in vivo immunity. Clinical trials are expected to correlate skin test results with clinical history to inform estimates about the sensitivity and specificity of the test as a marker of T cell immunity in individuals pre- and post-COVID-19 vaccination, who are recovered from COVID-19, and some with active CoV-2 infection.

Based on guidance provided by FDA in their written response, the Company believes it will have the information necessary to respond to queries, and file the IND application in the second quarter of 2021. The Company has manufactured peptides under current good manufacturing process. The Company expects that clinical trials of TNX-2100 can be initiated, upon FDA clearance of the IND application, in the second half of 2021.

Tubersol® is a trademark of Sanofi Pasteur.

Aplisol® is a trademark of JHP Pharmaceuticals, LLC.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the development of TNX-2100, the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.01	Press release of the Company, dated February 8, 2021

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: February 8, 2021	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer